Exhibit 24
                   CHAPMAN HOLDINGS, INC.
                      POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of CHAPMAN HOLDINGS, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of Chapman Holdings, Inc., the Registration Statement on Form S-8, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.
                                   DATE


/s/ NATHAN A. CHAPMAN, JR.         February 27, 1998
Nathan A. Chapman, Jr.,
President and Director
(Principal Executive Officer)


/s/ EARL U. BRAVO, SR.             February 27, 1998
Earl U. Bravo, Sr., Director


/s/ DONALD V. WATKINS              February 27, 1998
Donald V. Watkins, Director


/s/ Lottie H. Shackelford          February 27, 1998
Lottie H. Shackelford, Director


/s/ M. LYNN BALLARD                February 27, 1998
M. Lynn Ballard, Treasurer and
Controller (Principal Accounting and
Financial Officer)

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